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                                                                   EXHIBIT 99.12



                               SECOND AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT



         THIS AGREEMENT, to be effective and dated as at the 26th day of September, 1997, by and between FLEET BANK, a bank organized and existing under the laws of the State of New York, and having its principal banking house located at 69 State Street, Albany, New York 12201 (herein called the "Lender"), and DECORA, INCORPORATED, a Delaware corporation duly authorized to do business in the State of New York as Decora Manufacturing and having its principal place of business at One Mill Street, Fort Edward, New York 12828 (herein called the "Borrower").

                              W I T N E S S E T H:

         WHEREAS, the Borrower and the Lender entered into a Loan and Security Agreement on July 19, 1994 (the "Loan Agreement") pursuant to the terms and conditions of which the Lender agreed, from time to time, up to and including July 18, 1995, to make loans to the Borrower in such amount or amounts as the Lender would determine, but not to exceed $1,000,000.00 outstanding in the aggregate at any one time, with all borrowings evidenced on Borrower's Promissory Note executed and delivered by the Borrower to the Lender on July 19, 1994 (the "Prior Note"); and

         WHEREAS, on March 27, 1997, the Borrower executed in favor of the Lender and Amended and Restated Promissory Note in the principal amount of $3,354,166.69 (the "New Note"); which New Note was subject to the terms of the Loan Agreement, as modified by the terms of a First Amendment to Loan and Security Agreement, also dated March 27, 1997 executed by and between the Borrower and the Lender (hereinafter the "First Amendment"); and

         WHEREAS, the Lender, at the request of the Borrower has agreed to make further modifications to the Loan Agreement; and

         NOW, THEREFORE, in consideration of $1.00 and other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed on the part of the Borrower with the Lender as follows:

         1. That those certain financial covenants contained in paragraph 3(d) and those certain financial reporting requirements contained in paragraph 3(g) of that certain Loan and Security Agreement entered into by and between the Borrower and the Lender on April 18, 1990, which Loan and Security Agreement was modified and amended by that certain Loan and Security Agreement Amendment No. 1 dated as of July 19, 1994, by and between the Borrower and the Lender, that certain Loan and Security Agreement Amendment No. 2 dated as of August 13, 1996 by and between the Borrower and the Lender, that certain Loan and Security Agreement No. 3 dated as of March 27, 1996 by and between the Borrower and the Lender and that certain Loan and Security Agreement Amendment No. 4 dated as of even date herewith by and between the Borrower and the Lender



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(collectively the "Loan and Security Agreement") shall be incorporated into and become a part of the Loan Agreement, as modified pursuant to the terms of this Agreement, and shall continue to govern the loan which is the subject of this Agreement and shall remain in full force and effect, even if the loan which is the subject the aforementioned Loan and Security Agreement should be paid in full and said Loan and Security Agreement should be terminated.

         2. That paragraph 6 of the Loan Agreement shall be modified, in part, to add another default condition as follows:

         "or in the event the Borrower is in default pursuant to the terms of that certain Note and Warrant Purchase Agreement dated as of September 26, 1997 among the Borrower, Decora Industries, Inc., Dorrance Street Capital Advisors, L.L.C., as Agent and the Purchasers named therein or any of the "Loan Documents" as that term is defined therein. . ."

         3. That all of the other terms and conditions of the Loan Agreement shall remain in full force and effect, except as further modified by the terms of this Agreement.

         4. The Borrower hereby warrants and covenants to the Lender that as of the date of this Agreement, there are no disputes, offsets, claims or counterclaims of any kind or nature whatsoever under the Prior Note, the New Note, the Loan Agreement, the First Amendment, this Agreement or any of the documents executed in connection herewith or therewith or the obligations represented or evidenced hereby or thereby.

         5. By signing this Agreement, Decora Industries, Inc. the ("Guarantor") hereby consents to all the provisions of this Agreement and ratifies and affirms its obligations to the Lender pursuant to the Guaranty Agreement (the "Guaranty") previously executed by it and modifies, confirms and approves of this Second Amendment to Loan and Security Agreement and hereby warrants and covenants to the Lender that as of the date of this Second Amendment to Loan and Security Agreement that there are no disputes, offsets, claims or counterclaims of any kind or nature whatsoever under the Guaranty or any of the documents executed herewith or therewith or the obligations represented or evidenced hereby or thereby.



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         IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized officers as of the effective date above written.

DECORA, INCORPORATED d/b/a                  FLEET BANK
DECORA MANUFACTURING

By:  ________________________________       By:  _______________________________
     Timothy N. Burditt                          James M. Marini
     Vice President, Finance                     Vice President


CONSENT OF UNCONDITIONAL GUARANTOR:
DECORA INDUSTRIES, INC.

By:  ________________________________
     Timothy N. Burditt
     Executive Vice President,
     Finance and Administration









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